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                                                                     EXHIBIT 5.1



                                  June 16, 1998


NeoMedia Technologies, Inc.
2201 Second Street
Suite 100
Fort Myers, Florida 33901

Attention: President

     RE:  NEOMEDIA TECHNOLOGIES, INC.
          REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     We have examined the form of registration statement on Form S-3 (the "Registration Statement") being filed by NeoMedia Technologies, Inc., a Delaware corporation (the "Company"), with the United States Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of a total of 2,718,332 shares of the Company's common stock, $01 par value ("Common Stock"), for resale by the selling securities holders listed in the Registration Statement, of which 1,216,000 shares are currently issued and outstanding and 1,502,332 shares are issuable upon exercise of several common stock purchase warrants.

     We have acted as securities counsel for the Company in connection with the preparation of the Registration Statement, and we have examined the corporate proceedings relating to the authorization, issuance and sale of the securities referred to above. For purposes of this opinion, we have assumed (i) the accuracy and completeness of all data supplied by the Company, its officers, directors or agents, and (ii) that all requisite authorizations, approvals, consents or exemptions under the securities laws of the various states and other jurisdictions of the United States shall have been obtained.

     Based on the foregoing, it is our opinion that the currently issued and outstanding 1,216,000 shares of Common Stock covered by the Registration Statement are validly issued, fully paid and non-assessable and the 1,502,332 shares of Common Stock issuable upon

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NeoMedia Technologies, Inc.
June 16, 1998
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exercise of the several common stock purchase warrants when the exercise is paid in full in accordance with the terms and conditions of each common stock purchase warrant will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/ FISHMAN, MERRICK, MILLER, GENELLY,
                                       SPRINGER, KLIMEK & ANDERSON, P.C.
                                    ---------------------------------------
                                    Fishman, Merrick, Miller, Genelly,
                                    Springer, Klimek & Anderson, P.C.